Exhibit 31.1

CERTIFICATION

I, W. Brett McGill, certify that:

1. I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K of MarineMax, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

/s/ W. BRETT McGill
W. Brett McGill
Chief Executive Officer and President
(Principal Executive Officer)

Date: April 24, 2025